Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Jesters Resources, Inc.

I consent to the use in Form S-1 of my report dated September 14, 2007, included therein relating to the consolidated financial statements of Jesters Resources, Inc. for the period June 19, 2007 (inception) to July 31, 2007. I also consent to the reference to the firm under the heading “Experts” in this Amendment.

MICHAEL T. STUDER CPA P.C.
Freeport, New York September 3, 2008	Michael T. Studer CPA P.C.